UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2009 (July 2, 2009)

GEORGIA GULF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 395-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01               Other Events.

Georgia Gulf Corporation (the “Company”) is seeking to amend (the “Amendment”) its senior secured credit agreement, dated as of October 3, 2006, as amended (the “senior secured credit agreement”).  The Amendment would, among other things, revise certain financial covenants contained in the senior secured credit agreement in connection with the Company’s current private exchange offers, all as more specifically described below.

Under the Amendment, the Company’s per annum margins to be used in the calculation of interest rates and certain fees would be replaced with the margins and fees set forth in the following table:

Commitment Fees	Eurodollar Rate Loans and Letter of Credit Fees	Bankers Acceptance Advances	Base Rate Loans
1.0%	7.0%	7.0%	6.0%

In addition, the Amendment would provide that the applicable interest rate for base rate loans would not be less than the Eurodollar Rate for an interest period of one month plus 1.0%.

Currently, under the senior secured credit agreement, such applicable per annum margins and fees are 1.0% for commitment fees, 6.5% for Eurodollar rate loans and letter of credit fees, 6.5% for bankers acceptance advances and 5.5% for base rate loans.

As a condition to the effectiveness of the Amendment, the Company would pay a fee of 0.50% of the commitments (after giving effect to the reduction in commitments described below) and term loans outstanding to all consenting lenders.

The Amendment would eliminate the existing minimum EBITDA covenant, and the leverage ratios and interest coverage ratios mandated by the senior secured credit agreement would be amended as indicated for the following periods (new vs. (existing)):

Maximum Leverage Ratios

•   2009:  Q2 10.30x (10.30x); Q3 4.80x (9.25x); Q4 5.55x (8.75x)

•   2010:  Q1 6.45x (3.50x) Q2 5.55x (3.50x); Q3 5.10x (3.50x); Q4 4.75x (3.50x)

•   2011:  Q1 5.15x (3.50x) Q2 4.85x (3.50x); Q3 4.60x (3.50x); Q4 and thereafter 3.50x (3.50x)

Minimum Interest Coverage Ratios

•   2009:  Q2 1.00x (1.0x); Q3 2.00x (1.10x); Q4 1.65x (1.15x)

•   2010:  Q1 1.50x (3.00x); Q2 1.65x (3.00x); Q3 1.70x (3.00x); Q4 1.75x (3.00x)

•   2011:  Q1 1.85x (3.00x); Q2 1.90x (3.00x); Q3 2.00x (3.00x); Q4 and thereafter 3.00x (3.00x)

Under the Amendment, the capital expenditure limitation set forth in the senior secured credit agreement would be decreased from $55.0 million to $45.0 million, in 2010, from $135.0 million to $50.0 million, in 2011, and from $135.0 million to $50.0 million per annum thereafter and the maximum quarterly cumulative permitted capital expenditures for each of the three remaining quarters ending March 31, 2010 would be eliminated.

In addition, the Amendment would add a new minimum fixed charge coverage ratio and maximum senior secured leverage ratio as follows, subject to certain specified adjustments:

Minimum Fixed Charge

Coverage Ratio

(for quarters ended)

September 30, 2009	1.20:1.0
December 31, 2009	1.10:1.0
March 31, 2010	0.90:1.0
June 30, 2010	1.00:1.0
September 30, 2010	1.00:1.0
December 31, 2010	1.00:1.0
March 31, 2011	1.05:1.0
June 30, 2011	1.05:1.0
September 30, 2011	1.05:1.0
December 31, 2011 and thereafter	2:00:1.0

Maximum Senior Secured Leverage Ratio

(as of dates indicated)

September 30, 2009	4.50:1.0
December 31, 2009	5.20:1.0
March 31, 2010	6.10:1.0
June 30, 2010	5.20:1.0
September 30, 2010	4.75:1.0
December 31, 2010	4.45:1.0
March 31, 2011	4.80:1.0
June 30, 2011	4.55:1.0
September 30, 2011	4.30:1.0
December 31, 2011 and thereafter	2:50:1.0

In addition to the capital expenditure baskets described above, the Amendment would allow the Company to use 50% of the first $45 million of net cash proceeds from asset dispositions to make additional capital expenditures.  Such incremental capital expenditure allowances would be subject to certain annual amount limitations and minimum EBITDA requirements.

For purposes of calculating the fixed charge coverage ratio, the Amendment would define fixed charges as the sum of cash interest charges (other than interest charges associated with the Company’s asset securitization facility) plus scheduled principal payments (other than scheduled principal payments associated with the asset securitization facility) plus restricted payments.

For purposes of calculating the maximum senior secured leverage ratio, the Amendment would define senior secured indebtedness as the Company’s consolidated funded indebtedness other than unsecured indebtedness and other than indebtedness associated with the Company’s asset securitization facility.

For purposes of calculating the interest coverage ratio and the fixed charge ratio, the Amendment would allow the Company to give pro forma effect to the cancellation of debt resulting from consummation of the current private exchange offers as if such cancellation of debt had occurred on October 1, 2008, as well as the $17,000,000 repayment of the Gallman, Mississippi industrial development bond debt as if such repayment had occurred on June 30, 2008.

The Amendment would provide the Company with the ability to cure financial covenant defaults with respect to the fiscal quarters ending September 30, 2009, December 31, 2009 and/or March 31, 2010 through the issuance of up to an aggregate amount of $10 million of new equity or subordinated, unsecured, payable-in-kind indebtedness.  The net cash proceeds of any such issuance would be treated as additional EBITDA for the relevant period for purposes of curing any such financial covenant default.

In addition to the foregoing cure rights, the Amendment would also allow the Company, as an additional cure right, to issue new subordinated, unsecured, payable-in-kind indebtedness in minimum increments of $5 million, the proceeds of which would be used to prepay loans under the senior secured credit agreement, with such prepayments being deemed to have been made on the first day of the relevant period for purposes of calculating the financial covenants.  Prepayments under this provision would be required to be made within 15 days after delivery of financial statements for the relevant fiscal quarter.

The Amendment would also permit the Company to issue additional subordinated, unsecured, payable-in-kind indebtedness in minimum increments of $5 million provided that the proceeds of such indebtedness are used to prepay the loans under the Company’s senior secured credit facility.

The Amendment would replace the $75 million minimum revolver availability requirement with a permanent $75 million reduction in the aggregate revolving commitments.

There can be no assurance that the Amendment will be approved.  Even if the Amendment is approved by the requisite lenders under the senior secured credit agreement, the Amendment will not become effective unless the Company completes its current private exchange offers.

Safe Harbor

This current report on Form 8-K contains forward-looking statements subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s assumptions regarding business conditions, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to our ability to restructure our indebtedness, including our $800 million in outstanding notes, continued compliance with covenants in our senior secured credit facility, our ability to negotiate covenant relief and waivers from our lenders under the senior secured credit facility and availability of funds thereunder, future global economic conditions, economic conditions in the industries to which our products are sold, uncertainties regarding asset sales, synergies, potential sale-leaseback arrangements, operating efficiencies and competitive conditions, industry production capacity, raw materials and energy costs, uncertainties relating to Royal Group’s business and liabilities and other factors discussed in the Securities and Exchange Commission filings of Georgia Gulf Corporation, including our annual report on Form 10-K for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the quarter ended March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Joel I. Beerman
	Name:	Joel I. Beerman
	Title:	Vice President, General Counsel and Secretary
Date: July 2, 2009